AMENDMENT NUMBER ONE TO
        AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT


          This AMENDMENT NUMBER ONE TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment") is entered into as of August 1, 2001, by and between Foothill Capital Corporation, a California corporation ("Foothill") and Intergraph Corporation, a Delaware corporation ("Borrower"), with reference to the following facts:

     A. Foothill and Borrower heretofore have entered into that certain Amended and Restated Loan and Security Agreement, dated as of November 30, 1999 (as heretofore amended, restated, supplemented, or otherwise modified, the "Loan Agreement");

     B. Borrower has requested Foothill to amend the Loan Agreement as set forth in this Amendment;

     C. Foothill is willing to so amend the Loan Agreement in accordance with the terms and conditions hereof; and

     D. All capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Loan
          Agreement, as amended hereby.

          NOW, THEREFORE, in consideration of the above recitals and the mutual premises contained herein, Foothill and Borrower hereby agree as follows:

          1.   Amendments to the Loan Agreement.

               a.   Section 1.1 of the Loan Agreement is hereby
amended by deleting  the  definition  of  "Supplemental  Reserve"
in   its entirety.

               b. Section 1.1 of the Loan Agreement is hereby amended by amending and restating the following defined terms in their entirety:

          "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term "Business Day" also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

          "Maximum Amount" means $50,000,000.

          "Reserve" means, as of any date of determination, an amount equal to the product of (i) $214,286 times (ii) the number of months (or any portion thereof) separating such date from August 1, 2001; provided, however that such amount shall be reduced by the amount of any payment or prepayment of the unpaid principal balance of the Term Loan made in cash by Borrower to Foothill on or after August 1, 2001; provided, further that in no event shall the amount of the Reserve be less than zero (-0-). Without limiting the generality of the foregoing and solely by way of example, if no payments or prepayments of the unpaid principal balance of the Term Loan are made on or after August 1, 2001, the amount of the Reserve would equal: (x) zero (-0-) as of August 1, 2001; (y) $214,286 as of September 1, 2001; and (z)
$428,572 as of October 1, 2001.

               c. Section 1.1 of the Loan Agreement is hereby amended by adding the following defined terms in proper alphabeti-cal order:

          "Base LIBOR Rate" means the rate per annum, determined by Foothill in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate (rounded upwards, if necessary, to the next 1/16%), on the basis of the rates at which Dollar deposits are offered to major banks in the London interbank market on or about 11:00 a.m. (California time) 2 Business Days prior to the commencement of the applicable Interest Period, for a term and in amounts comparable to the Interest Period and amount of the LIBOR Rate Loan requested by Borrower in accordance with this Agreement, which determination shall be conclusive in the absence of manifest error.

          "Base Rate" means, the rate of interest announced within Wells Fargo at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate.

          "Base Rate Loan" means each portion of an Advance or the Term Loan that bears interest at a rate determined by reference to the Base Rate.

          "Base Rate Margin" means 0.125 percentage points; provided, however, that effective on the date that Foothill receives Borrower's audited financial statements for Borrower's fiscal year ending on December 31, 2001, if Borrower's net income for such fiscal year determined in accordance with GAAP, as evidenced by such audited financial statements, shall have been greater than $15,000,000, the Base Rate Margin shall be 0 percentage points; provided, further that if Borrower's net income for Borrower's fiscal year ending on December 31, 2001 is not greater than $15,000,000, Foothill will consider a potential reduction in the Base Rate Margin, in Foothill's sole and absolute discretion, based on Borrower's financial performance during Borrower's fiscal year ending on December 31, 2002.

          "Base Rate Term Loan Margin" means 0.125 percentage points; provided, however, that effective on the date that Foothill receives Borrower's audited financial statements for Borrower's fiscal year ending on December 31, 2001, if Borrower's net income for such fiscal year determined in accordance with GAAP, as evidenced by such audited financial statements, shall have been greater than $15,000,000, the Base Rate Term Loan Margin shall be 0 percentage points; provided, further that if Borrower's net income for Borrower's fiscal year ending on December 31, 2001 is not greater than $15,000,000, Foothill will consider a potential reduction in the Base Rate Term Loan Margin, in Foothill's sole and absolute discretion, based on Borrower's financial performance during Borrower's fiscal year ending on December 31, 2002.

          "Funding  Losses" has the meaning set forth in  Section
2.12(b)(ii).

          "Interest Period" means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan and ending 1, 2, or 3 months thereafter; provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day, (b) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, or 3 months after the date on which the Interest Period began, as applicable, and (e) Borrower may not elect an Interest Period which will end after the Maturity Date.

          "LIBOR  Deadline" has the meaning set forth in  Section
2.12(b)(i).

          "LIBOR Notice" means a written notice in the form of Exhibit L-1.

          "LIBOR Rate" means, for each Interest Period for each LIBOR Rate Loan, the rate per annum determined by Foothill
(rounded  upwards, if necessary, to the next 1/16%)  by  dividing
(a) the Base LIBOR Rate for such Interest Period, by (b) 100% minus the Reserve Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

          "LIBOR Rate Loan" means each portion of an Advance or the Term Loan that bears interest at a rate determined by reference to the LIBOR Rate.

          "LIBOR Rate Margin" means 2.50 percentage points.

          "LIBOR Rate Term Loan Margin" means 2.50 percentage points.

          "Reserve  Percentage" means, on any  day,  the  maximum
percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") of Foothill, but so long as Foothill is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

          "Revolver Letter of Credit Reserve" means, as of any date of determination, the Letter of Credit Usage minus the Term
Loan Letter of Credit Reserve.

          "Term Loan Letter of Credit Reserve" means $8,000,000, as such amount may be increased from time to time pursuant to
Section 2.3(b).

          "Wells   Fargo"   means  Wells  Fargo  Bank,   National
Association, a national banking association.

               d. Section 2.1(a) of the Loan Agreement is hereby amended and restated in its entirety as follows:

          2.1 Revolving Advances.

                (a) Subject to the terms and conditions of this Agreement, Foothill agrees to make advances ("Advances") to Borrower in an amount outstanding not to exceed at any one time the lesser of (i) the Maximum Revolving Amount less the Revolver Letter of Credit Reserve, or (ii) the Borrowing Base less the Revolver Letter of Credit Reserve. For purposes of this Agreement, "Borrowing Base", as of any date of determination, shall mean the result of:

                    (x) the lesser of (i) the result of (A) 85% of Eligible Domestic Accounts, plus (B) the lowest of
          (1) 85% of Eligible Unbilled Accounts, (2) 40% of the amount of credit availability created by the foregoing clause (A), and (3) $20,000,000, plus (C) the lesser of
          (1) 85% of Eligible Foreign Accounts, and (2) $3,000,000, minus (D) the amount, if any, of the Dilution Reserve, and (ii) an amount equal to the Collections with respect to the Accounts of Borrower for the immediately preceding 60 day period, minus

                    (y) the Reserve.

               e. Section 2.2(a) of the Loan Agreement is hereby amended and restated in its entirety as follows:

          2.2 Letters of Credit.

                (a) Subject to the terms and conditions of this Agreement, Foothill agrees to issue letters of credit for the account of Borrower (each, an "L/C") or to issue guarantees of payment (each such guaranty, an "L/C Guaranty") with respect to letters of credit issued by an issuing bank for the account of Borrower. Foothill shall have no obligation to issue a Letter of Credit if any of the following would result:

                    (i) the Revolver Letter of Credit Reserve would exceed the Borrowing Base less the sum of the amount of outstanding Advances, or

                    (ii)  the  Revolver Letter of Credit  Reserve
          would exceed the Maximum Revolving Amount less the amount of outstanding Advances, or

                    (iii) the Letter of Credit Usage would exceed
          $25,000,000, or

                    (iv)  the outstanding Obligations (other than
          under the Term Loan) would exceed the Maximum Revolving
          Amount.

          Borrower and Foothill acknowledge and agree that certain of the letters of credit that are to be the subject of L/C Guarantees may be outstanding on the Closing Date. Each Letter of Credit shall have an expiry date no later than 60 days prior to the date on which this Agreement is scheduled to terminate under Section 3.4 and all such Letters of Credit shall be in form and substance acceptable to Foothill in its sole discretion. If Foothill is obligated to advance funds under a Letter of Credit, Borrower immediately shall reimburse such amount to Foothill and, in the absence of such reimbursement, the amount so advanced immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances under Section 2.6.

               f. Section 2.3 of the Loan Agreement is hereby amended and restated in its entirety as follows:

          2.3 Term Loan.

          (a) Subject to the terms and conditions of this Agreement, Foothill: (i) made a term loan to Borrower on the Original Closing Date (in the original principal amount of
$20,000,000 (the "Initial Term Loan"); and (ii) made an additional term loan to Borrower on the Old Second Amendment Closing Date in the original principal amount of $5,000,000 (the "Additional Term Loan"; the Initial Term Loan and the Additional Term Loan are referred to, collectively, as the "Term Loan"). All amounts outstanding under the Term Loan shall constitute Obligations. The Term Loan shall be repaid in monthly installments of $214,286, which shall be payable in arrears, on the first day of each month during the term hereof. The outstanding unpaid principal balance and all accrued and unpaid interest under the Term Loan shall be due and payable on the date of termination of this Agreement, whether by its terms, by prepayment, or by acceleration. Borrower may prepay the unpaid principal balance of the Term Loan in whole or in part without penalty.

          (b) If at any time, (i) the sum of (A) the then outstanding principal balance of the Term Loan, and (B) the Term Loan Letter of Credit Reserve, is less than $18,000,000, and
(ii) an Event of Default has not occurred and is not occurring, Borrower may make a written request to Foothill that the Term Loan Letter of Credit Reserve be increased to an amount which does not exceed the lesser of (x) $15,000,000 and (y) the difference between (I) $18,000,000 and (II) the then outstanding principal balance of the Term Loan. Upon the receipt by Foothill of such written notice, the Term Loan Letter of Credit Reserve may be increased by Foothill to the amount set forth in such notice or such lesser amount as Foothill shall determine in its discretion; provided, however that in no event shall the Term Loan Letter of Credit Reserve be increased to an amount (1) which exceeds $15,000,000, or (2) which would cause the sum of (X) the then outstanding principal balance of the Term Loan, and (Y) the resulting Term Loan Letter of Credit Reserve, to be greater than $18,000,000.

               g. Section 2.4 of the Loan Agreement is hereby amended and restated in its entirety as follows:

          2.4 [Intentionally Deleted]

               h.   Sections 2.6(a), (b), (c) and (d) of the Loan
Agreement are hereby amended and restated in their entirety as follows:

          2.6   Interest  and  Letter  of  Credit  Fees:   Rates,
Payments, and Calculations.

               (a)  Interest Rate.  Except as provided in  clause
     (b) below, all Obligations (except for undrawn Letters of Credit) shall bear interest as follows (i) if the relevant Obligation is an Advance that is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the LIBOR Rate Margin, (ii) if the relevant Obligation is a portion of the Term Loan that is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the LIBOR Rate Term Loan Margin, (iii) if the relevant Obligation is a portion of the Term Loan that is a Base Rate Loan, at a per annum rate equal to the Base Rate plus the Base Rate Term Loan Margin, and (iv) otherwise, at a per annum rate equal to the Base Rate plus the Base Rate Margin.

               (b) Letter of Credit Fee. Borrower shall pay Foothill a fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.2(d)) equal to 0.75% per annum times the aggregate undrawn amount of all outstanding Letters of Credit.

               (c)  Default Rate.  Upon the occurrence and during
     the continuation of an Event of Default, (i) all Obligations (except for undrawn Letters of Credit) shall bear interest at a per annum rate equal to 3.125 percentage points above the per annum rate otherwise applicable thereto, and (ii) the Letter of Credit fee provided in Section 2.6(b) shall be increased to 3.75% per annum times the amount of the undrawn Letters of Credit that were outstanding during the immediately preceding month.

               (d) Minimum Interest. In no event shall the rate of interest chargeable hereunder for any day be less than 6.5% per annum. To the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate.

               i.   The following sentence is hereby added to Section
2.8 at the end thereof:

          Notwithstanding the above, no such 'clearance' or 'float' charge shall be imposed upon any Collections constituting the direct proceeds of any of the following:
(i) any litigation between Borrower and Intel Corporation; (ii) the sale of Borrower's "South Campus" real property or any portion thereof and any raw land which is owned by the Borrower; or (iii) any Accounts, General Intangibles, or Negotiable Collateral with respect to which an Affiliate of the Borrower is the Account Debtor.

               j. Sections 2.11(c) and (f) of the Loan Agreement are hereby amended and restated in their entirety as follows:

          (c) Unused Line Fee. On the first day of each month after the Closing Date during the term of this Agreement, an unused line fee in an amount equal to 0.20% per annum times the Average Unused Portion of the then extant Maximum Revolving Amount, which fee shall be fully earned when due;

          (f) Monthly Agency Fee. On the first day of each month after the Closing Date during the term of this Agreement, a monthly agency fee in an amount equal to $5,000, which fee shall be fully earned when due.

               k. Section 2.12 of the Loan Agreement is hereby amended and restated in its entirety as follows:

          2.12 LIBOR Option.

               (a) Interest and Interest Payment Dates. In lieu of having interest charged at the rate based upon the Base Rate, Borrower shall have the option (the "LIBOR Option") to have interest on all or a portion of the Advances or the
     Term Loan be charged at a rate of interest based upon the LIBOR Rate. Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto, (ii) the occurrence of an Event of Default in consequence of which Foothill has elected to accelerate the maturity of the Obligations, or (iii) termination of this Agreement pursuant to the terms hereof. On the last day of each applicable Interest Period, unless Borrower properly has exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, Borrower no longer shall have the option to request that Advances or the Term Loan bear interest at the LIBOR Rate and Foothill shall have the right to convert the interest rate on all outstanding LIBOR Rate Loans to the rate then applicable to Base Rate Loans hereunder.

               (b) LIBOR Election.

                    (i) Borrower may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Foothill prior to 11:00 a.m. (California
          time)   at   least  3  Business  Days  prior   to   the
          commencement of the proposed Interest Period (the "LIBOR Deadline"). Notice of Borrower's election of the LIBOR Option for a permitted portion of the Advances or the Term Loan and an Interest Period pursuant to this Section shall be made by delivery to Foothill of a LIBOR Notice received by Foothill before the LIBOR Deadline, or by telephonic notice received by Foothill before the LIBOR Deadline (to be confirmed by delivery to Foothill of a LIBOR Notice received by Foothill prior to 5:00 p.m. (California time) on the same day.

                    (ii) Each LIBOR Notice shall be irrevocable and binding on Borrower. In connection with each LIBOR Rate Loan, Borrower shall indemnify, defend, and hold Foothill harmless against any loss, cost, or expense incurred by Foothill as a result of (a) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or
          (c) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, "Funding Losses"). Funding Losses shall be deemed to equal the amount determined by Foothill to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert, or continue, for the period that would have been the Interest Period therefor), minus (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which Foothill would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of Foothill delivered to Borrower setting forth any amount or amounts that Foothill is entitled to receive pursuant to this Section shall be conclusive absent manifest error.

                    (iii) Borrower shall have not more than 5 LIBOR Rate Loans in effect at any given time. Borrower only may exercise the LIBOR Option for LIBOR Rate Loans of at least $1,000,000 and integral multiples of $500,000 in excess thereof.

               (c) Prepayments. Borrower may prepay LIBOR Rate Loans at any time; provided, however, that in the event that LIBOR Rate Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Foothill of proceeds of Collections in accordance with Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of the Obligations pursuant to the terms hereof, Borrower shall indemnify, defend, and hold Foothill and its Participants harmless against any and all Funding Losses in accordance with clause (b)(ii) above.

               (d) Special Provisions Applicable to LIBOR Rate.

                    (i)  The  LIBOR  Rate  may  be  adjusted   by
          Foothill on a prospective basis to take into account any additional or increased costs to Foothill of maintaining or obtaining any eurodollar deposits or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the LIBOR Rate. In any such event, Foothill shall give Borrower notice of such a determination and adjustment and, upon its receipt of the notice from Foothill, Borrower may, by notice to Foothill (y) require Foothill to furnish to Borrower a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under clause (b)(ii) above).

                    (ii) In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation or application thereof, shall at any time after the date hereof, in the reasonable opinion of Foothill, make it unlawful or impractical for Foothill to fund or maintain LIBOR Advances or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, Foothill shall give notice of such changed circumstances to Borrower and (y) in the case of any LIBOR Rate Loans that are outstanding, the date specified in Foothill's notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (z) Borrower shall not be entitled to elect the LIBOR Option until Foothill determines that it would no longer be unlawful or impractical to do so.

               (e) No Requirement of Matched Funding. Anything to the contrary contained herein notwithstanding, neither Foothill, nor any of its Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate. The provisions of this Section shall apply as if Foothill or its Participants had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans.



               l. Section 3.4 of the Loan Agreement is hereby amended and restated in its entirety as follows:

          3.4 Term. This Agreement shall become effective upon the execution and delivery hereof by Borrower and Foothill and shall continue in full force and effect for a term ending on January 7, 2004 (the "Maturity Date"). The foregoing notwithstanding, Foothill shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

               m. Section 3.6 of the Loan Agreement is hereby amended and restated in its entirety as follows:

          3.6 Early Termination by Borrower. Borrower has the option, at any time prior to the Maturity Date and upon 60 days prior written notice to Foothill, to terminate this Agreement by paying to Foothill, in full, in cash, the Obligations (including either (i) providing cash collateral to be held by Foothill in an amount equal to 102% of the undrawn amount of the Letters of Credit plus the Foreign Currency Reserve (which cash collateral shall be held by Foothill so long as any one of the Letters of Credit are outstanding, and shall be returned to Borrower in direct proportion to the amount equal to 102% of the undrawn amounts of such Letters of Credit as each of such Letters of Credit are no longer outstanding, solely to the extent that (A) all of Foothill's obligations under this Agreement and the other Loan Documents have been terminated, and (B) such cash collateral remains after the indefeasible payment in full, in cash of all Obligations, including, without limitation, all Obligations with respect to Letters of Credit), (ii) causing the original Letters of Credit to be returned to Foothill, or (iii) providing to Foothill an irrevocable letter of credit, in form and substance acceptable to Foothill in its discretion, from another financial institution satisfactory to Foothill in its discretion, in an amount equal to 102% of the undrawn amount of the Letters of
Credit plus the Foreign Currency Reserve, which amount shall be reduced to the extent that the Letters of Credit are no longer outstanding), together with a premium (the "Early Termination Premium") equal to $1,000,000; provided, however, that no such Early Termination Premium shall be due if Borrower terminates this Agreement pursuant to this Section 3.6 on or after January 8, 2003. The Early Termination Premium provided for in this section shall be deemed included in the Obligations.

               n. Section 6.10(a) of the Loan Agreement is hereby amended and restated in its entirety as follows:

          (a)   At   its  expense,  keep  the  Personal  Property
Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as are ordinarily insured against by other owners in similar businesses. Borrower also shall maintain public liability, product liability, and property damage insurance relating to Borrower's ownership and use of the Personal Property Collateral, as well as insurance against larceny, embezzlement, and criminal misappropriation.

               o. Section 7.20(b) of the Loan Agreement is hereby amended and restated in its entirety as follows:

          (b) Net Worth. Net Worth, as of the end of each fiscal quarter of the Borrower of at least $250,000,000.

          2. Representations and Warranties; Covenants. Borrower hereby represents and warrants to Foothill that: (a) the execution, delivery, and performance of this Amendment and of the Loan Agreement, as amended by this Amendment, are within its corporate powers, have been duly authorized by all necessary corporate action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter or bylaws, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected; and (b) this Amendment and the Loan Agreement, as amended by this Amendment, constitute Borrower's legal, valid, and binding obligation, enforceable against Borrower in accordance with its terms.

          3.   Conditions   Precedent   to   Amendment.     The
satisfaction  of  each  of  the   following,  shall  constitute
conditions precedent to the effectiveness of this Amendment:

                 a.   Foothill shall have received the reaffir-
mation and consent of each of the Obligors (other than Borrower)
attached hereto as Exhibit   A,  duly  executed  and  delivered
by  the  respective authorized officials thereof;

                 b. Foothill shall have received all required consents of Foothill's participants in the Obligations to Foothill's execution, delivery, and performance of this Amendment and each such consent shall be in form and substance satisfactory to Foothill, duly executed, and in full force and effect;

                 c. The representations and warranties in this Amendment, the Loan Agreement as amended by this Amendment, and the other Loan Documents shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

                 d.   No Event of Default or event which with
the giving of notice or passage of time would constitute an Event of Default shall have occurred and be continuing on the date hereof, nor shall result from the consummation of the transactions contemplated herein;

                 e. No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any governmental authority against Borrower, Foothill, or any of their Affiliates;

                 f.   The Collateral shall not have declined
materially in value from the values set forth in the most recent appraisals or field examinations previously done by Foothill; and

                 g. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Foothill and its counsel.

          4. Effect on Loan Agreement. The Loan Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified
and confirmed in all respects.  The  execution,  delivery,   and
performance of this Amendment shall not operate as a waiver of or, except as expressly set forth herein, as an amendment, of any right, power, or remedy of Foothill under the Loan Agreement, as in effect prior to the date hereof.

          5. Further Assurances. Borrower shall execute and deliver all agreements, documents, and instruments, in form and substance satisfactory to Foothill, and take all actions as Foothill may reasonably request from time to time, to perfect and maintain the perfection and priority of Foothill's security interests in the Collateral and the Real Property, and to fully consummate the transactions contemplated under this Amendment and the Loan Agreement, as amended by this Amendment.

          6.   Miscellaneous.

                  a. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "herein", "hereof" or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by this Amendment.

                  b. Upon the effectiveness of this Amendment, each reference in the Loan Documents to the "Loan Agreement", "thereunder", "therein", "thereof" or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by this Amendment.

                  c. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

          [Remainder of page left intentionally blank.]



          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.



                              FOOTHILL CAPITAL CORPORATION,
                              a California corporation



                                By: /s/ Robert Bernier
                                   ------------------------

                                     Title: Vice President
                                           ----------------


                              INTERGRAPH CORPORATION,
                              a Delaware corporation



                                By: /s/ Eugene H. Wrobel
                                   ------------------------

                                     Title: Vice President
                                           ----------------
                                            and Treasurer
                                           ----------------




                           EXHIBIT  A
                           ----------



                   REAFFIRMATION AND CONSENT
                   -------------------------

          Reference is made to that certain Amendment Number One to Amended and Restated Loan and Security Agreement, dated as of August 1, 2001 (the "Amendment") by and between Foothill Capital Corporation, a California corporation ("Foothill") and Intergraph Corporation, a Delaware corporation ("Borrower"). All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in that certain Amended and Restated Loan and Security Agreement, dated as of November 30, 1999 (the "Loan Agreement"), by and between Foothill and Borrower.

          Each  of  the  undersigned hereby  (a)  represents  and
warrants to Foothill that the execution, delivery, and performance of this Reaffirmation and Consent are within its corporate powers, have been duly authorized by all necessary corporate action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter or bylaws, or of any contract or undertaking to which it is a party or by which any of its properties  may  be  bound  or  affected;  (b)  consents  to  the amendment of the Loan Agreement by the Amendment; (c) acknowledges and reaffirms its obligations owing to Foothill under the Pledge Agreement and any other Loan Documents to which it is party; and (d) agrees that each of the Pledge Agreement and any other Loan Documents to which it is a party is and shall remain in full force and effect. Although each of the undersigned has been informed of the matters set forth herein and has acknowledged and agreed to same, it understands that Foothill has no obligation to inform it of such matters in the future or to seek its acknowledgement or agreement to future amendments, and nothing herein shall create such a duty.



                               M&S  COMPUTING INVESTMENTS,  INC.,
                               a   Delaware corporation



                                By: /s/ James F. Taylor
                                   -----------------------------

                                      Title: Director
                                            --------------------


                              INTERGRAPH PUBLIC  SAFETY,  INC.,
                              a  Delaware corporation



                                By: /s/ James F. Taylor
                                   -----------------------------

                                       Title: Director
                                             -------------------